UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2010

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
|(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1633

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On December 29, 2009, the Company had adopted the 2010 Equity Compensation Plan. Based on this original Stock Option Plan, on March 16, 2011, the Company has granted additional 150,000 stock options to an Advisor of the Company. The exercise price of the stock options is $0.18, which are all vested on immediately and expires March 16, 2016.

The following are the recipients and the options granted:

                    Joe Sandberg                            150,000

On November 17, 2010 the Company entered into a month to month consulting agreement with Mr. Tom Ihrke, whereby Mr. Ihrke would act as the Senior Vice President, Business Development.

The Company settled the debt incurred as a result of that consulting agreement up to March 16, 2011, being US$12,500, to Mr. Tom Ihrke by issuing 78,125 restricted common shares of the Company at a price of $0.16 per share.

The Company issued the units to one (1) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. Each of the subscribers represented that they were an “accredited investor” as such term is defined in Regulation D.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing debt for settlement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement Dated November 17, 2010

10.2	Debt Settlement Agreement dated March 16, 2011

10.3	Form of Stock Option Agreement

99.1	Press Release dated March 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2011

Enertopia Corp.

By: ”Robert McAllister”
Robert G. McAllister
President and Director